Exhibit 10.28

MUTUAL CONFIDENTIALITY AGREEMENT

Agreement between VITAMIN SHOPPE INDUSTURIES INC., a New York corporation having offices at 2101 91st Street, North Bergen, New Jersey 07047 (“VSI”), and RENAISSANCE BRANDS LTD. having offices at 223 Wall Street, Box 318, Huntington, NY 11743 (the “Company”), effective as of November     , 2005.

WHEREAS, for the purpose as stated in Section 2 below, VSI and the Company (collectively referred to as the “Parties” and individually referred to as a “Party”) have determined to establish terms governing the use and protection of Confidential Information (as defined in Section 1 below) that one Party (“Owner”) may disclose to the other Party (“Recipient”).

NOW, THEREFORE, intending to be legally bound hereby, the Parties agree as follows:

1. “Confidential Information” means information that relates to the purpose stated in Section 2 below or that, although not related to such purpose, is nevertheless disclosed as a result of the Parties’ discussions in that regard, and that should reasonably have been understood by the Recipient, because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the Owner, an Affiliate of the Owner or to a third party. Confidential Information may be disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means. The term “Affiliate” means any person or entity directly or indirectly controlling, controlled by, or under common control with a Party.

2. A Recipient of Confidential Information may use the Confidential Information only for the purpose of [a possible business relationship or transaction]                         and only during the period of time stated in the first sentence of Section 10.

3. Recipient shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder to (i) its Affiliates who agree, in advance, in writing, to be bound by this Agreement, and (ii) to its employees and independent contractors, and its Affiliates’ employees and independent contractors, who have a need to know, for the purpose of this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Owner.

4. The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that:

(a) Was publicly known at the time of Owner’s communication thereof to Recipient;

(b) Becomes publicly known through no fault of Recipient subsequent to the time of Owner’s communication thereof to Recipient;

(c) Was in Recipient’s possession free of any obligation of confidence at the time of Owner’s communication thereof to Recipient;

(d) Is developed by Recipient independently of and without reference to any of Owner’s Confidential Information or other information that Owner disclosed in confidence to any third party;

(e) Is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or

(f) Is identified in writing by Owner as no longer proprietary or confidential.

5. In the event Recipient is required by law, regulation or court order to disclose any of Owner’s Confidential Information, Recipient will promptly notify Owner in writing prior to making any such disclosure in order to facilitate Owner seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Owner in seeking such order or other remedy. Recipient further agrees that if Owner is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information, which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

6. All Confidential Information disclosed under this Agreement (including information in computer software or held in electronic storage media) shall be and remain the property of Owner. All such information in tangible form shall be returned to Owner promptly upon written request or the termination or expiration of this Agreement, and shall not thereafter be retained in any form by Recipient, its Affiliates, or any employees or independent contractors of Recipient or its Affiliates.

7. If a Party generates an internal work product containing the other’s Confidential Information, all tangible forms of that work product shall be handled in the same manner, and shall be fully governed by, the terms of this Agreement, as the original version of such Confidential Information. The term “internal work product” includes any hard copy, printout, electronic transfer or other transfer of all or portions of Confidential Information into any medium or discernable form.

8. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this Agreement. Neither Party is obligated under this Agreement to purchase from or provide to the other Party any service or product.

9. Owner shall not have any liability or responsibility for errors or omissions in, or any decisions made by Recipient in reliance on, any Confidential Information disclosed under this Agreement.

10. This Agreement shall become effective as of the date first written above and shall automatically expire two (2) years after the later of (i) the execution hereof; provided, however, that prior to such expiration, either Party may terminate this Agreement at any time by written notice to the other; and (ii) the expiration of any contract or agreement between the parties for the provision of services and/or products. Notwithstanding such expiration or termination, all of Recipient’s nondisclosure obligations pursuant to this Agreement shall survive with respect to any Confidential Information received prior to such expiration or termination.

11. Except upon mutual written agreement, or as may be required by law, neither Party shall in any way or in any form disclose the existence or terms of this Agreement, the discussions that gave rise to this Agreement or the fact that there have been, or will be, discussions or negotiations covered by this Agreement.

12. The Parties acknowledge that Confidential Information is unique and valuable, and that disclosure in breach of this Agreement will result in irreparable injury to Owner for which monetary damages alone would not be an adequate remedy. Therefore, the Parties agree that in the event of a breach or threatened breach of confidentiality, the Owner shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

13. Neither Party shall assign any of its rights or obligations hereunder, except to an Affiliate or successor in interest, without the prior, written consent of the other Party, which consent shall not be unreasonably withheld.

14. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

15. This Agreement: (a) is the complete agreement of the Parties concerning the subject matter hereof and supersedes any prior such agreements with respect to further disclosures concerning such subject matter; (b) may not be amended or in any manner modified except by a written instrument signed by authorized representatives of both Parties; and (c) shall be governed and construed in accordance with the laws of New Jersey without regard to its choice of law provisions. The parties hereby agree that any dispute arising from the provisions of this or any other agreement between the parties may be litigated in the courts of the State of New Jersey or of the United States District Court for the District of New Jersey and the parties accordingly hereby consent to submit to the jurisdiction of such courts and expressly waive any objections or defenses based upon lack of personal jurisdiction or venue. Such reimbursement shall include all such expenses incurred prior to and at any such trial or proceeding and at all levels of appeal and post judgment proceedings.

16. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely representing the intention of the Parties as expressed herein.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative.

VITAMIN SHOPPE INDUSTRIES INC.		PARTY: RENAISSANCE BRANDS LTD.

By:	/s/ Thomas Tolworthy	By:	/s/ Douglas B. Fox
Print Name:	Thomas Tolworthy	Print Name:	Douglas B. Fox
Title	Chief Executive Officer	Title	Chief Executive Officer
Date:	November 2005	Date:	November 2005